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                                                                     EXHIBIT 4.2

                           CERTIFICATE OF ELIMINATION
                                       OF
              THE SERIES A CUMULATIVE PARTICIPATING PREFERRED STOCK
                                       OF
                              HANOVER DIRECT, INC.

                           Pursuant to Section 151(g)
                         of the General Corporation Law
                            of the State of Delaware

         Hanover Direct, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

         1. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Restated Certificate of Incorporation of the Company, the Board of Directors of the Company, by resolution duly adopted, established the powers, designations, preferences and relative, participating, optional or other rights of, and the qualifications, limitations or restrictions of, a series of 2,345,000 shares of Series A Cumulative Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), and, on August 22, 2000, filed a Certificate of the Designations, Powers, Preferences, and Rights (the "Certificate of Designations") with respect to the Series A Preferred Stock in the office of the Secretary of State of the State of Delaware.

         2. That all shares of the Series A Preferred Stock have been reacquired by the Company. No shares of Series A Preferred Stock remain outstanding and no shares thereof will be issued subject to the Certificate of Designations.

         3. That the Board of Directors of the Company has adopted the following resolutions:

            WHEREAS, pursuant to the Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Participating Preferred Stock (the "Certificate of Designations") filed in the office of the Secretary of State of the State of Delaware on August 22, 2000, the Company established the powers, designations, preferences and relative, participating, optional or other rights of, and the qualifications, limitations or restrictions of, a series of 2,345,000 shares of Series A Cumulative Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"); and

            WHEREAS, the Company proposes to acquire all outstanding shares of the Series A Preferred Stock. Upon such acquisition, no shares of Series A Preferred Stock shall remain outstanding and no shares thereof will be issued subject to the Certificate of Designations; and



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            WHEREAS, subject to the acquisition by the Company of all of the outstanding shares of Series A Preferred Stock, it is desirable that all matters set forth in the Certificate of Designation with respect to the Series A Preferred Stock be eliminated from the Restated Certificate of Incorporation of the Company.

            NOW, THEREFORE, IT IS HEREBY RESOLVED, that, subject to the acquisition by the Company of all of the outstanding shares of Series A Preferred Stock, all matters set forth in the Certificate of Designation with respect to the Series A Preferred Stock be eliminated from the Restated Certificate of Incorporation of the Company; and it is further

            RESOLVED, that, subject to the acquisition by the Company of all of the outstanding shares of Series A Preferred Stock, the officers of the Company be, and hereby are, authorized and directed to file a Certificate of Elimination with the office of the Secretary of State of Delaware setting forth a copy of these resolutions whereupon all matters set forth in the Certificate of Designation with respect to the Series A Preferred Stock shall be eliminated from the Restated Certificate of Incorporation of the Company.

         4. That, accordingly, all matters set forth in the Certificate of Designations with respect to the Series A Preferred Stock be, and they hereby are, eliminated from the Restated Certificate of Incorporation of the Company.

      IN WITNESS WHEREOF, the Company has caused this Certificate of Elimination to be signed by a duly authorized officer as of this 19th day of December, 2001.

                                    HANOVER DIRECT, INC.


                                    By: /s/ Thomas C. Shull
                                       -----------------------------
                                        Name:  Thomas C. Shull
                                        Title: President